Exhibit 107

Calculation of Filing Fee Tables

S-3

Wave Life Sciences Ltd.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, no par value	457(o)	(1)	(2)	(2)

Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants	457(o)	(1)	(2)	(2)

Fees to Be Paid	Other	Rights	457(o)	(1)	(2)	(2)

Fees to Be Paid	Other	Units	457(o)	(1)	(2)	(2)

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)			$218,025,998	$0.0000927	$20,211.02

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, no par value	415(a)(6)		(3)		(3)		POSASR	333-231382	March 2, 2020

Carry Forward Securities	Debt	Debt Securities	415(a)(6)		(3)		(3)		POSASR	333-231382	March 2, 2020

Carry Forward Securities	Other	Warrants	415(a)(6)		(3)		(3)		POSASR	333-231382	March 2, 2020

Carry Forward Securities	Other	Rights	415(a)(6)		(3)		(3)		POSASR	333-231382	March 2, 2020

Carry Forward Securities	Other	Units	415(a)(6)		(3)		(3)		POSASR	333-231382	March 2, 2020

Carry Forward Securities	Unallocated (Universal) Shelf	(1)	415(a)(6)			$281,974,002(3)	$0.0001159 -$0.0001298 (3)		POSASR	No. 333-231382	March 2, 2020	$34,765.79

	Total Offering Amounts					$500,000,000.00	$20,211.02

	Total Fees Previously Paid						$—

	Total Fee Offsets						$—

	Net Fee due						$20,211.02

(1)

There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase ordinary shares or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3)

The registrant previously paid registration fees in the aggregate of $62,750 with respect to the Registration Statement on Form S-3, as amended (Commission File No. 333-231382) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $131,974,010 of ordinary shares previously registered on the Prior Registration Statement which remain unsold under the registrant’s “at the market offering” sales agreement (the “Initial Carried Unsold Securities”) plus $149,999,992 of securities previously registered on the Prior Registration Statement which remain unsold (the “Additional Carried Unsold Securities” and together with the Initial Carried Unsold Securities, the “Carried Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $15,295.79 associated with the offering of the Initial Carried Unsold Securities and the registration fee of $19,470.00 associated with the offering of the Additional Carried Unsold Securities is hereby applied to offset the registration fees associated with this Registration Statement and will continue to be applied to the Carried Unsold Securities registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carried Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carried Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—